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                                                                      EXHIBIT 11


                        SOUTHDOWN, INC. AND SUBSIDIARIES

                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
               (In millions, except per share amounts - Unaudited)


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
                                                           Three Months Ended      Six Months Ended
                                                                 June 30,               June 30,
                                                           ------------------      -----------------
                                                             2000       1999        2000       1999
                                                            ------     ------      ------     ------
Earnings for basic and diluted earnings per share:
 Earnings from continuing operations                        $ 61.4     $ 61.5      $ 95.4     $ 91.0
 Loss from discontinued operations, net of taxes                --       (1.0)         --       (1.0)
                                                            ------     ------      ------     ------
 Net earnings for basic and diluted earnings per share      $ 61.4     $ 60.5      $ 95.4     $ 90.0
                                                            ======     ======      ======     ======

Weighted average outstanding common shares for
   basic earnings per share                                   35.9       38.1        35.9       38.4

Dilutive effect from assumed exercise of stock options         0.5        0.5         0.4        0.5
                                                            ------     ------      ------     ------
Total outstanding shares for diluted earnings per share       36.4       38.6        36.3       38.9
                                                            ======     ======      ======     ======

Earnings (loss) per common share:
   Basic
      Earnings from continuing operations                   $ 1.71     $ 1.62      $ 2.66     $ 2.37
      Loss from discontinued operations, net of taxes           --      (0.03)         --      (0.03)
                                                            ------     ------      ------     ------
                                                            $ 1.71     $ 1.59      $ 2.66     $ 2.34
                                                            ======     ======      ======     ======

   Diluted
      Earnings from continuing operations                   $ 1.69     $ 1.60      $ 2.63     $ 2.35
      Loss from discontinued operations, net of taxes           --      (0.03)         --      (0.03)
                                                            ------     ------      ------     ------
                                                            $ 1.69     $ 1.57      $ 2.63     $ 2.32
                                                            ======     ======      ======     ======
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